Exhibit 99.1

Victory Capital Reports Strong Third-Quarter Earnings and Positive Net Long-Term Flows for Year-to-Date Period

Third-Quarter 2022 Highlights

  Total Assets Under Management (AUM) of $147.3 billion1
  Long-term gross flows of $6.6 billion in the quarter; $26.8 billion YTD
  Long-term net flows of -$553 million in the quarter; $1.9 billion of positive long-term net flows YTD
  GAAP operating margin of 47.6%
  Adjusted EBITDA margin of 50.0%2
  GAAP net income of $1.01 per diluted share
  Adjusted net income with tax benefit of $1.19 per diluted share2
  Board authorizes regular $0.25 quarterly cash dividend

SAN ANTONIO, Texas--(BUSINESS WIRE)--November 3, 2022--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended September 30, 2022.

“Our business continued to perform exceptionally well in a very challenging market environment,” said David Brown, Chairman and Chief Executive Officer. “In the third quarter, adjusted EBITDA margin expanded 80 basis points to 50.0%, up from 49.2% in the second quarter, resulting in 49.6% for the year-to-date period. We also returned more capital to our shareholders in the third quarter than in any quarter in our history.

“Our investment professionals delivered excellent investment performance to our clients. At quarter end, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 81%, 79%, and 80%. In addition, the number of our mutual funds and ETFs rated four- or five-stars, by Morningstar, increased to 52 products as of September 30, up from 43 products, at the beginning of the year.

“We repurchased 1.8 million shares during the quarter and 3.2 million shares year to date. Additionally, we reduced debt by $30 million this quarter, increasing year-to-date debt reduction to $145 million.

“Our long-term net flows are positive $1.9 billion year to date, through the end of September, and we improved quarter-over-quarter net long-term flows as well. Looking ahead, we remain optimistic about our future growth opportunities, despite the difficult market environment.

“Our acquisition strategy has not changed, and we continue to search for strategic acquisitions that will make our company better. As always, we continue to focus on serving our clients, which is our top priority.”

[1] Adjusted measures are non-GAAP financial measures. An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release. Please see the non-GAAP reconciliation tables.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Assets Under Management[1]
Ending	$147,257	$154,947	$159,889	$147,257	$159,889
Average	158,903	165,703	162,469	167,157	157,344

Long-term Flows[2]
Long-term Gross	$6,601	$9,198	$5,689	$26,812	$22,388
Long-term Net	(553)	(630)	131	1,860	(550)

Money Market/Short-term Flows
Money Market/Short-term Gross	$194	$123	$92	$441	$301
Money Market/Short-term Net	(19)	(53)	(113)	(125)	(430)

Total Flows
Total Gross	$6,796	$9,321	$5,781	$27,253	$22,689
Total Net	(573)	(683)	18	1,734	(980)

Consolidated Financial Results (GAAP)
Revenue	$207.3	$216.0	$226.3	$653.3	$661.1
Revenue realization (in bps)	51.8	52.3	55.3	52.3	56.2
Operating expenses	108.6	96.7	127.3	333.8	377.1
Income from operations	98.6	119.3	99.0	319.5	284.0
Operating margin	47.6%	55.2%	43.7%	48.9%	43.0%
Net income	72.8	79.2	74.2	223.2	208.6
Earnings per diluted share	$1.01	$1.09	$1.00	$3.07	$2.81
Cash flow from operations	103.1	90.2	99.9	268.1	264.1

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$103.6	$106.2	$115.0	$324.1	$334.1
Adjusted EBITDA margin	50.0%	49.2%	50.8%	49.6%	50.5%
Adjusted net income	76.2	71.4	85.6	228.7	242.6
Tax benefit of goodwill and acquired intangible assets	9.3	9.3	6.9	28.0	20.8
Adjusted net income with tax benefit	85.6	80.7	92.6	256.7	263.4
Adjusted net income with tax benefit per diluted share	$1.19	$1.11	$1.25	$3.53	$3.55
________________________
[1] Total AUM includes both discretionary and non-discretionary client assets.
[2] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

[3] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

Victory Capital’s total AUM decreased by 5.0%, or $7.7 billion, to $147.3 billion at September 30, 2022, compared with $154.9 billion at June 30, 2022. The decrease was primarily attributable to negative market action of $7.1 billion as a result of volatility and unprecedented pullbacks in the market. Total gross flows were $6.8 billion for the third quarter and $27.3 billion for the year-to-date period. For the third quarter and year-to-date periods, the Company reported total net outflows of $0.6 billion and net inflows of $1.7 billion, respectively.

As of September 30, 2022, Victory Capital offered 130 investment strategies through its 12 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of September 30, 2022.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
53%	81%	79%	80%

Third Quarter 2022 Compared with Second Quarter 2022

Revenue decreased 4.0% to $207.3 million in the third quarter, compared with $216.0 million in the second quarter, primarily due to a decrease in average AUM and revenue realization. Operating expenses increased 12.4% to $108.6 million, compared with $96.7 million in the second quarter primarily due to a non-cash $16.1 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions. GAAP operating margin contracted 760 basis points in the third quarter to 47.6%, down from 55.2% in the second quarter. Third quarter GAAP net income decreased 8.1% to $72.8 million, down from $79.2 million in the prior quarter. Third quarter GAAP net income benefited from a lower than normal tax rate as a result of employees exercising stock options during the period. On a per-share basis, GAAP net income decreased 7.3% to $1.01 per diluted share in the third quarter, versus $1.09 per diluted share in the second quarter.

Adjusted net income with tax benefit increased 6.0% to $85.6 million in the third quarter, up from $80.7 million in the second quarter. On a per-share basis, adjusted net income with tax benefit increased 7.2% to $1.19 per diluted share in the third quarter, from $1.11 per diluted share in the prior quarter. Adjusted EBITDA decreased 2.5% to $103.6 million in the third quarter, versus $106.2 million in the second quarter. Adjusted EBITDA margin expanded 80 basis points in the third quarter of 2022 to 50.0% compared with 49.2% in the prior quarter.

Third Quarter 2022 Compared with Third Quarter 2021

Revenue for the three months ended September 30, 2022, declined 8.4% to $207.3 million, compared with $226.3 million in the same quarter of 2021 as a result of lower average AUM and revenue realization over the comparable period.

Operating expenses decreased 14.7% to $108.6 million, compared with $127.3 million in last year’s third quarter due the combination of a non-cash $12.9 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in acquisition-related costs. GAAP operating margin expanded 390 basis points to 47.6% in the third quarter, from 43.7% in the same quarter of 2021. GAAP net income decreased 1.9% to $72.8 million, or $1.01 per diluted share, in the third quarter compared with $74.2 million, or $1.00 per diluted share, in the same quarter of 2021. Third quarter GAAP net income benefited from a lower than normal tax rate as a result of employees exercising stock options during the period.

Adjusted net income with tax benefit decreased 7.6% to $85.6 million, or $1.19 per diluted share, in the third quarter, compared with $92.6 million, or $1.25 per diluted share in the same quarter last year. Adjusted EBITDA decreased 9.9% to $103.6 million, compared with $115.0 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin contracted 80 basis points to 50.0% in the third quarter of 2022, compared with 50.8% in the same quarter last year.

Nine Months Ended September 30, 2022 Compared with Nine Months Ended September 30, 2021

Revenue for the nine months ended September 30, 2022, decreased 1.2% to $653.3 million, compared with $661.1 million in the same period of 2021. The decrease was primarily due to lower revenue realization as a result of the WestEnd acquisition partially offset by higher average AUM.

Operating expenses decreased 11.5% to $333.8 million for the nine months ended September 30, 2022, compared with $377.1 million in the same period in 2021. The decrease was due to a non-cash $51.2 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions, and a decrease in variable expenses, partially offset by continued investments to support future growth. GAAP operating margin was 48.9% for the nine months ended September 30, 2022, a 590 basis point increase from the 43.0% recorded in the same period in 2021. GAAP net income rose 7.0% to $223.2 million, or $3.07 per diluted share, in the first nine months of 2022 compared with $208.6 million, or $2.81 per diluted share, in the same period in 2021.

Adjusted net income with tax benefit decreased 2.5% to $256.7 million, or $3.53 per diluted share, in the first nine months of 2022, compared with $263.4 million, or $3.55 per diluted share in the same period in 2021. For the nine months ended September 30, 2022, adjusted EBITDA decreased 3.0% to $324.1 million, compared with $334.1 million for the same period in 2021. Year-over-year, adjusted EBITDA margin contracted 90 basis points to 49.6% in the first nine of 2022, compared with 50.5% in the same period last year.

Balance Sheet / Capital Management

During the third quarter, the Company reduced outstanding debt by an additional $30 million, increasing year-to-date debt reduction to $145 million. The total debt outstanding as of September 30, 2022 was approximately $1,017 million, exclusive of $11 million in open market term loan debt repurchases that had yet to settle. Total outstanding debt consisted of an existing term loan balance of $642 million and the 2021 Incremental Term Loans balance of $375 million.

The Company repurchased 1.8 million shares during the third quarter and 3.2 million shares year to date.

The Company’s Board of Directors also approved a regular quarterly cash dividend of $0.25 per share. The dividend is payable on December 23, 2022, to shareholders of record on December 9, 2022.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, November 4, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (888) 330-3571 (domestic) or (646) 960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $147.3 billion in assets under management as of September 30, 2022. It was ranked ninth on Fortune’s list of the 100 Fastest Growing Companies for 2021. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment products, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, and a 529 Education Savings Plan.

For more information, please visit www.vcm.com or follow us: Twitter and LinkedIn

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the conflict in Ukraine and the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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Fortune’s annual list ranks the top performing, publicly traded companies in revenues, profits and stock returns over the three-year period ended April 30, 2021.

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Revenue
Investment management fees	$160,770	$168,129	$171,355	$508,364	$499,672
Fund administration and distribution fees	46,490	47,877	54,935	144,921	161,471
Total revenue	207,260	216,006	226,290	653,285	661,143

Expenses
Personnel compensation and benefits	56,869	57,582	55,837	179,352	172,305
Distribution and other asset-based expenses	39,019	40,868	44,859	123,471	131,185
General and administrative	12,301	13,921	13,795	38,984	40,818
Depreciation and amortization	10,686	10,758	4,377	32,051	13,456
Change in value of consideration payable for acquisition of business	(10,500)	(26,600)	2,400	(40,600)	10,600
Acquisition-related costs	189	143	6,007	449	6,265
Restructuring and integration costs	56	8	18	73	2,493
Total operating expenses	108,620	96,680	127,293	333,780	377,122

Income from operations	98,640	119,326	98,997	319,505	284,021
Operating margin	47.6%	55.2%	43.7%	48.9%	43.0%

Other income (expense)
Interest income and other income (expense)	(1,446)	(3,443)	(119)	(5,096)	4,547
Interest expense and other financing costs	(11,479)	(9,925)	(5,853)	(30,637)	(18,853)
Loss on debt extinguishment	(369)	(963)	(669)	(2,887)	(4,596)
Total other income (expense), net	(13,294)	(14,331)	(6,641)	(38,620)	(18,902)

Income before income taxes	85,346	104,995	92,356	280,885	265,119

Income tax expense	(12,582)	(25,790)	(18,181)	(57,643)	(56,472)

Net income	$72,764	$79,205	$74,175	$223,242	$208,647

Earnings per share of common stock
Basic	$1.06	$1.16	$1.09	$3.25	$3.08
Diluted	1.01	1.09	1.00	3.07	2.81

Weighted average number of shares outstanding
Basic	68,609	68,521	67,980	68,625	67,840
Diluted	71,877	72,867	74,053	72,797	74,162

Dividends declared per share	$0.25	$0.25	$0.15	$0.75	$0.36

Victory Capital Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures[1]
(unaudited; in thousands, except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net income (GAAP)	$72,764	$79,205	$74,175	$223,242	$208,647
Income tax expense	(12,582)	(25,790)	(18,181)	(57,643)	(56,472)
Income before income taxes	$85,346	$104,995	$92,356	$280,885	$265,119
Interest expense	10,795	9,499	5,561	29,018	18,957
Depreciation	2,030	2,102	1,693	6,086	4,463
Other business taxes	539	541	376	1,670	1,274
Amortization of acquisition-related intangible assets	8,657	8,656	2,684	25,969	8,993
Stock-based compensation	2,230	2,860	2,851	7,723	10,611
Acquisition, restructuring and exit costs	(7,842)	(24,033)	8,425	(32,719)	19,358
Debt issuance costs	1,064	1,560	960	4,685	5,057
Losses from equity method investments	759	9	70	825	227
Adjusted EBITDA	$103,578	$106,189	$114,976	$324,142	$334,059
Adjusted EBITDA margin	50.0%	49.2%	50.8%	49.6%	50.5%

Net income (GAAP)	$72,764	$79,205	$74,175	$223,242	$208,647
Adjustment to reflect the operating performance of the Company
Other business taxes	539	541	376	1,670	1,274
Amortization of acquisition-related intangible assets	8,657	8,656	2,684	25,969	8,993
Stock-based compensation	2,230	2,860	2,851	7,723	10,611
Acquisition, restructuring and exit costs	(7,842)	(24,033)	8,425	(32,719)	19,358
Debt issuance costs	1,064	1,560	960	4,685	5,057
Tax effect of above adjustments	(1,163)	2,604	(3,824)	(1,833)	(11,323)
Adjusted net income	$76,249	$71,393	$85,647	$228,737	$242,617
Adjusted net income per diluted share	$1.06	$0.98	$1.16	$3.14	$3.27

Tax benefit of goodwill and acquired intangible assets	$9,328	$9,327	$6,918	$27,977	$20,754
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.13	$0.13	$0.09	$0.38	$0.28

Adjusted net income with tax benefit	$85,577	$80,720	$92,565	$256,714	$263,371
Adjusted net income with tax benefit per diluted share	$1.19	$1.11	$1.25	$3.53	$3.55

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for shares)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$66,669	$69,533
Receivables	87,534	104,305
Prepaid expenses	7,321	6,654
Investments, at fair value	28,908	31,724
Property and equipment, net	23,124	25,295
Goodwill	981,805	981,805
Other intangible assets, net	1,323,828	1,349,797
Other assets	69,936	10,633
Total assets	$2,589,125	$2,579,746

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$50,145	$62,102
Accrued compensation and benefits	52,951	53,905
Consideration payable for acquisition of business	267,900	309,380
Deferred tax liability, net	103,394	63,120
Other liabilities	47,883	33,388
Long-term debt, net[1]	999,843	1,127,924
Total liabilities	1,522,116	1,649,819

Stockholders' equity
Common stock, $0.01 par value per share: 2022 - 600,000,000 shares authorized, 80,288,530 shares issued and 68,481,824 shares outstanding; 2021 - 600,000,000 shares authorized, 77,242,372 shares issued and 68,662,779 shares outstanding	803	772
Additional paid-in capital	699,242	673,572
Treasury stock, at cost: 2022 - 11,806,706 shares; 2021 - 8,579,593 shares	(243,901)	(153,200)
Accumulated other comprehensive income	37,121	5,972
Retained earnings	573,744	402,811
Total stockholders' equity	1,067,009	929,927
Total liabilities and stockholders' equity	$2,589,125	$2,579,746

[1] Balances at September 30, 2022 and December 31, 2021 are shown net of unamortized loan discount and debt issuance costs in the amount of $17.4 million and $23.3 million, respectively. The gross amount of the debt outstanding was $1,017.2 million as of September 30, 2022 and $1,151.2 million as of December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management
(unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2022	2022	2021	2022	2021
Beginning assets under management	$154,947	$178,098	$161,936	-13%	-4%
Gross client cash inflows	6,796	9,321	5,781	-27%	18%
Gross client cash outflows	(7,368)	(10,005)	(5,763)	-26%	28%
Net client cash flows	(573)	(683)	18	-16%	N/A
Market appreciation (depreciation)	(7,066)	(21,670)	(2,062)	-67%	243%
Realizations and distributions	(51)	—	—	N/A	N/A
Acquired assets / Net transfers	—	(797)	(3)	-100%	-100%
Ending assets under management	147,257	154,947	159,889	-5%	-8%
Average assets under management	158,903	165,703	162,469	-4%	-2%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2022	2021		2021
Beginning assets under management	$183,654	$147,241		25%
Gross client cash inflows	27,253	22,689		20%
Gross client cash outflows	(25,518)	(23,669)		8%
Net client cash flows	1,734	(980)		N/A
Market appreciation (depreciation)	(36,987)	13,359		N/A
Realizations and distributions	(80)	—		N/A
Acquired assets / Net transfers	(1,064)	269		N/A
Ending assets under management	147,257	159,889		-8%
Average assets under management	167,157	157,344		6%

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Asset Class
(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market/
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
September 30, 2022
Beginning assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947
Gross client cash inflows	1,508	589	1,123	67	742	1,745	827	6,601	194	6,796
Gross client cash outflows	(1,176)	(939)	(1,958)	(269)	(636)	(1,315)	(863)	(7,155)	(214)	(7,368)
Net client cash flows	333	(349)	(835)	(203)	107	430	(36)	(553)	(19)	(573)
Market appreciation (depreciation)	(938)	(404)	(829)	(560)	(1,248)	(2,930)	(165)	(7,074)	8	(7,066)
Realizations and distributions	—	—	—	—	—	—	(51)	(51)	—	(51)
Acquired assets / Net transfers	3	26	(536)	(333)	178	566	(31)	(127)	127	—
Ending assets under management	$25,754	$14,109	$27,198	$10,762	$12,293	$48,551	$5,334	$144,001	$3,256	$147,257

June 30, 2022
Beginning assets under management	$30,543	$18,489	$33,071	$14,548	$15,654	$58,656	$4,025	$174,985	$3,113	$178,098
Gross client cash inflows	1,476	701	1,455	126	1,140	2,249	2,051	9,198	123	9,321
Gross client cash outflows	(1,649)	(1,791)	(2,743)	(396)	(1,090)	(1,761)	(397)	(9,828)	(177)	(10,005)
Net client cash flows	(174)	(1,090)	(1,288)	(270)	50	488	1,654	(630)	(53)	(683)
Market appreciation (depreciation)	(4,011)	(2,558)	(1,575)	(2,365)	(2,437)	(8,652)	(70)	(21,669)	(2)	(21,670)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(2)	(4)	(809)	(56)	(10)	(7)	9	(879)	82	(797)
Ending assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947

September 30, 2021[1]
Beginning assets under management	$30,340	$20,617	$36,444	$15,284	$16,244	$38,774	$978	$158,682	$3,254	$161,936
Gross client cash inflows	1,217	1,491	1,591	79	536	541	236	5,689	92	5,781
Gross client cash outflows	(1,332)	(1,315)	(1,264)	(359)	(551)	(675)	(62)	(5,558)	(205)	(5,763)
Net client cash flows	(114)	175	326	(281)	(15)	(134)	174	131	(113)	18
Market appreciation (depreciation)	(449)	(898)	57	(115)	(367)	(294)	5	(2,061)	(1)	(2,062)
Acquired assets / Net transfers[3]	21	(32)	103	(85)	(21)	(17)	1	(30)	27	(3)
Ending assets under management	$29,798	$19,863	$36,931	$14,803	$15,840	$38,330	$1,158	$156,722	$3,166	$159,889

[1] Beginning in January 2022, the Company’s “Other” asset class has been categorized to Solutions, Fixed Income, Global / Non-U.S. Equity, and Alternative Investments based on the underlying investment strategy. Additionally, all assets managed using alternative investment strategies are now included in the Company’s Alternative Investments asset class. Prior-period figures have been adjusted accordingly.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Asset Class
(unaudited; in millions)

For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Market	Total
September 30, 2022
Beginning assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654
Gross client cash inflows	5,417	2,408	4,183	318	3,124	6,796	4,566	26,812	441	27,253
Gross client cash outflows	(4,659)	(4,082)	(6,851)	(1,048)	(2,344)	(4,551)	(1,417)	(24,952)	(567)	(25,518)
Net client cash flows	758	(1,674)	(2,668)	(730)	780	2,246	3,149	1,860	(125)	1,734
Market appreciation (depreciation)	(5,604)	(4,343)	(3,945)	(4,008)	(4,781)	(14,052)	(263)	(36,998)	11	(36,987)
Realizations and distributions	—	—	—	—	—	—	(80)	(80)	—	(80)
Acquired assets / Net transfers	22	33	(1,342)	(266)	245	(6)	(19)	(1,334)	270	(1,064)
Ending assets under management	$25,754	$14,109	$27,198	$10,762	$12,293	$48,551	$5,334	$144,001	$3,256	$147,257

September 30, 2021[1]
Beginning assets under management	$26,230	$18,368	$36,639	$14,230	$14,141	$33,676	$422	$143,706	$3,534	$147,241
Gross client cash inflows	4,371	3,800	5,370	268	2,290	5,435	854	22,388	301	22,689
Gross client cash outflows	(5,125)	(4,439)	(5,923)	(1,199)	(1,786)	(4,337)	(128)	(22,937)	(732)	(23,669)
Net client cash flows	(754)	(639)	(553)	(931)	504	1,098	726	(550)	(430)	(980)
Market appreciation (depreciation)	4,328	1,743	516	1,741	1,371	3,653	6	13,359	—	13,359
Acquired assets / Net transfers	(6)	391	329	(237)	(176)	(97)	3	207	62	269
Ending assets under management	$29,798	$19,863	$36,931	$14,803	$15,840	$38,330	$1,158	$156,722	$3,166	$159,889

[1] Beginning in January 2022, the Company’s “Other” asset class has been categorized to Solutions, Fixed Income, Global / Non-U.S. Equity, and Alternative Investments based on the underlying investment strategy. Additionally, all assets managed using alternative investment strategies are now included in the Company’s Alternative Investments asset class. Prior-period figures have been adjusted accordingly.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts and
	Mutual		Other Pooled
	Funds(1)	ETFs(2)	Vehicles(3)	Total
September 30, 2022
Beginning assets under management	$102,297	$5,155	$47,494	$154,947
Gross client cash inflows	4,277	515	2,003	6,796
Gross client cash outflows	(5,689)	(196)	(1,484)	(7,368)
Net client cash flows	(1,411)	319	519	(573)
Market appreciation (depreciation)	(4,290)	(383)	(2,393)	(7,066)
Realizations and distributions	—	—	(51)	(51)
Acquired assets / Net transfers	(5)	18	(13)	—
Ending assets under management	$96,591	$5,110	$45,557	$147,257

June 30, 2022
Beginning assets under management	$118,119	$5,246	$54,733	$178,098
Gross client cash inflows	6,114	608	2,600	9,321
Gross client cash outflows	(7,678)	(130)	(2,196)	(10,005)
Net client cash flows	(1,565)	478	404	(683)
Market appreciation (depreciation)	(13,457)	(568)	(7,645)	(21,670)
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(800)	—	2	(797)
Ending assets under management	$102,297	$5,155	$47,494	$154,947

September 30, 2021
Beginning assets under management	$123,164	$4,354	$34,418	$161,936
Gross client cash inflows	4,256	109	1,416	5,781
Gross client cash outflows	(4,751)	(23)	(989)	(5,763)
Net client cash flows	(495)	86	427	18
Market appreciation (depreciation)	(1,242)	(41)	(779)	(2,062)
Acquired assets / Net transfers	(60)	(28)	85	(3)
Ending assets under management	$121,367	$4,371	$34,151	$159,889
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
September 30, 2022
Beginning assets under management	$124,142	$4,871	$54,641	$183,654
Gross client cash inflows	16,981	1,666	8,606	27,253
Gross client cash outflows	(19,750)	(394)	(5,374)	(25,518)
Net client cash flows	(2,769)	1,271	3,231	1,734
Market appreciation (depreciation)	(23,712)	(1,051)	(12,225)	(36,987)
Realizations and distributions	—	—	(80)	(80)
Acquired assets / Net transfers	(1,071)	18	(11)	(1,064)
Ending assets under management	$96,591	$5,110	$45,557	$147,257

September 30, 2021
Beginning assets under management	$112,998	$3,976	$30,267	$147,241
Gross client cash inflows	14,781	589	7,320	22,689
Gross client cash outflows	(16,420)	(310)	(6,939)	(23,669)
Net client cash flows	(1,640)	279	381	(980)
Market appreciation (depreciation)	10,212	520	2,627	13,359
Acquired assets / Net transfers	(204)	(404)	876	269
Ending assets under management	$121,367	$4,371	$34,151	$159,889
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com